Exhibit 4.1

SECOND AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT,

Dated as of May 14, 2013

by and among

QUINTILES TRANSNATIONAL HOLDINGS INC.

And

CERTAIN SHAREHOLDERS

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9.4	Contribution.	15

9.5	Periodic Payments.	16

ARTICLE X RULE 144		16

10.1	Rule 144.	16

ARTICLE XI PARTICIPATION IN UNDERWRITTEN REGISTRATIONS		16

11.1	Participation in Underwritten Registrations.	16

ARTICLE XII DEFINITIONS		16

12.1	Definitions.	16

ARTICLE XIII MISCELLANEOUS		21

13.1	No Inconsistent Agreements.	21

13.2	Actions and Adjustments Affecting Registrable Securities.	21

13.3	Specific Performance.	21

13.4	Actions Taken; Amendments and Waivers.	21

13.5	DG Shareholder Representative.	22

13.6	Successors and Assigns.	22

13.7	Notices.	22

13.8	Headings; Certain Conventions.	24

13.9	Gender.	24

13.10	Invalid Provisions.	24

13.11	Governing Law.	24

13.12	Consent to Jurisdiction and Service of Process.	24

13.13	Waiver of Jury Trial.	25

13.14	Counterparts.	25

13.15	Entire Agreement.	25

13.16	Prior Agreement.	25

ii

THIS SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT, dated as of May 14, 2013, by and among Quintiles Transnational Holdings Inc., a North Carolina corporation (the “Company”), and each of the Persons that execute the signature pages hereto under the heading “Shareholders” (each a “Shareholder” and collectively the “Shareholders”).

RECITALS

WHEREAS, On January 22, 2008 Quintiles Transnational Corp., a North Carolina corporation and wholly owned subsidiary of the Company (the “Predecessor”), and certain shareholders of the Predecessor entered into an Amended and Restated Registration Rights Agreement (the “Prior Agreement”), amending and restating a Registration Rights Agreement, dated as of September 25, 2003, by and among the Predecessor and certain shareholders of the Predecessor;

WHEREAS, on the date hereof, the Company is consummating an initial public offering of shares of its Common Stock (the “IPO”); and

WHEREAS, on the date hereof, the parties to the Prior Agreement and the Company wish to amend and restate the Prior Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEMAND REGISTRATIONS

1.1 Requests for Registration.

(a) Prior to the third anniversary of the date of this Agreement, the Requisite Investors may, and, at anytime thereafter, any Shareholder Group may request registration under the Securities Act of all or part of their Registrable Securities by notice to the Company (a “Demand Request”); provided, however, that a Demand Request may only be made if the sale of the Registrable Securities requested to be registered by the Requesting Shareholders is reasonably expected to result in (i) aggregate gross cash proceeds of at least $100,000,000 (without regard to any underwriting discount or commission) or (ii) a sale of two percent (2%) or more of the outstanding shares of Common Stock. Within two (2) Business Days after its receipt of any such request, the Company will give written notice of such request to all other holders of Registrable Securities, including the intended method of distribution. Such notice will offer each other holder of Registrable Securities the opportunity to include in the Demand Registration its Pro Rata Portion based on the aggregate amount of Registrable Securities proposed to be registered. Thereafter, the Company will use its reasonable best efforts to promptly file a registration statement under the Securities Act with the intended method of distribution specified by the Requisite Participating Investors and use its reasonable best efforts to effect such registration and to include in such registration (x) all Registrable Securities which have been requested to be included therein in accordance with the first sentence of this Section 1.1(a) and (y) all other Registrable Securities with respect to which the Company has received written requests for inclusion therein by the other Shareholders within five (5) Business Days after their receipt of the Company’s notice, subject in each case to the provisions of Section 1.2 (each, a “Demand Registration”). Subject to Section 1.1(b), the Company will pay all Registration Expenses in connection with each request for such a Demand Registration.

(b) Any Shareholder that has requested its Registrable Securities be included in a Demand Registration pursuant to Section 1.1(a) may withdraw its Registrable Securities from such

Demand Registration at any time prior to the effectiveness of the registration statement applicable to such Demand Registration; provided, however, that a Demand Registration in its entirety may only be withdrawn with the consent of the Shareholder(s) representing a majority of the shares underlying the initial request for such Demand Registration (collectively, the “Revoking Shareholders”). Upon receipt of a notice to withdraw such Demand Registration, the Company shall cease all efforts to secure effectiveness of the applicable registration statement, and each of the Revoking Shareholders shall pay or reimburse the Company for its pro rata share (based on the number of securities such Shareholder sought to register, as compared to the total number of securities of the Revoking Shareholders) of all Registration Expenses incurred by the Company in connection with such Demand Registration.

(c) Any request for a Demand Registration pursuant to this Article I shall specify the number of Registrable Securities proposed to be sold by the Requesting Shareholders and the intended method of disposition thereof.

(d) If the filing, initial effectiveness or continued use of a registration statement in respect of a registration pursuant to this Section 1.1 at any time would require the Company to make a public disclosure of material non-public information, which disclosure in the good faith judgment of the Board of Directors of the Company (after consultation with external legal counsel) (i) would be required to be made in any registration statement so that such registration statement would not be materially misleading, (ii) would not be required to be made at such time but for the filing, effectiveness or continued use of such registration statement and (iii) would have a material adverse effect on the Company or its business or on the Company’s ability to effect a material proposed acquisition, disposition, financing, reorganization, recapitalization or similar transaction, then the Company may, upon giving prompt written notice of such action to the holders of Registrable Securities participating in such registration, delay the filing or initial effectiveness of, or suspend use of, such registration statement; provided, that the Company shall not be permitted to do so (x) for a period exceeding 90 days on any one occasion, (y) more than once in any 12 month period or (z) for any period longer than is determined by the Board of Directors of the Company to satisfy conditions (i)-(iii) of this Section 1(d). In the event the Company exercises its rights under the preceding sentence, such holders of Registrable Securities agree to suspend, promptly upon their receipt of the notice referred to above, their use of any prospectus relating to such registration in connection with any sale or offer to sell Registrable Securities. The Company shall promptly notify such holders of Registrable Securities of the expiration of any period during which it exercised its rights under this Section 1.1(d). The Company agrees that, in the event it exercises its rights under this Section 1.1(d), it shall, as promptly as reasonably practicable following the expiration of any such period, update the suspended registration statement as may be necessary to permit the holders of Registrable Securities to resume use thereof in connection with the offer and sale of their Registrable Securities in accordance with applicable law following the termination of the applicable suspension period.

(e) Notwithstanding the foregoing, the Company shall not be obligated to take any action with respect to a Demand Request pursuant to this Article I if a registration statement requested under Section 1.1(a) became effective or an Underwritten Shelf Takedown pursuant to Section 3.5(a) was consummated, in each case within the preceding 90 days.

1.2 Priority on Demand Registration.

(a) Subject to Section 6.1(t), the Company shall not include in any Demand Registration any securities which are not Registrable Securities without the prior written consent of the Requisite Investors.

(b) If the Requesting Shareholders request Registrable Securities to be included in a Demand Registration which is an underwritten Public Offering and the managing underwriters advise the Company that, in their opinion, the number of Registrable Securities requested to be included exceeds the number of Registrable Securities which can be sold in such offering within a price range reasonably acceptable to the Requisite Requesting Shareholders, the Company shall include any securities the Company is so advised can be sold in such Demand Registration in the following order: (i) first, each holder’s Pro Rata Portion based on the number of securities that the Company is advised can be sold; (ii) second, if any such holder requests to sell a number of securities less than such holder’s Pro Rata Portion, the excess portion shall be allocated to each other holder according to its Pro Rata Portion; (iii) third, subject to Section 1.2(a), the securities which the Company proposes to sell and (iv) fourth, any securities other than Registrable Securities to be sold by Persons other than the Company included pursuant to Section 1.2(a).

(c) Any Person (other than any holder of Registrable Securities) including any securities in a Demand Registration shall pay its share of the Registration Expenses on the basis of the number of shares registered on their behalf as provided in Article VII.

1.3 Selection of Underwriters and Counsel. The Requisite Participating Investors with the consent of the Company (such consent not to be unreasonably withheld) shall select (i) the underwriters and the managing underwriter to administer any underwritten Public Offering pursuant to this Article I or Article III hereof and (ii) one counsel for the Shareholders in connection with any such underwritten Public Offering. The fees and expenses of any such counsel so selected shall be paid by the Company as Registration Expenses in accordance with Article VII.

1.4 Other Registration Rights. Except as provided in this Agreement, without the written consent of at least fifty percent (50%) of the Shareholder Groups (e.g. 3 out of 5 Shareholder Groups initially), the Company will not grant to any Person the right to request the Company to register any equity securities of the Company, or any securities convertible, exchangeable or exercisable for or into such securities.

ARTICLE II

PIGGYBACK REGISTRATIONS

2.1 Right to Piggyback. Whenever the Company proposes (other than pursuant to a Demand Request, a Shelf Registration Request or a Shelf Takedown Request) to register any of its equity securities under the Securities Act (whether for the Company’s own account or for the account of any other Person) other than in connection with a registration relating either to the sale of securities to participants in a Company stock option, stock purchase or similar benefit plan or pursuant to a Commission Rule 145 transaction, including, without limitation, on Form S-4 or Form S-8, and the registration form to be used may be used for the registration of Registrable Securities (a “Piggyback Registration”), the Company shall give prompt, written notice to all holders of Registrable Securities party hereto of its intention to effect such a registration, and such notice shall offer each such holder the opportunity to register on the same terms and conditions such number of such holder’s Registrable Securities as such holder may request. The Company shall use reasonable best efforts to include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein by the Shareholders within five (5) Business Days after their receipt of the Company’s notice (the “Piggyback Holders”), subject to the provisions of Sections 2.3 and 2.4. Such requests for inclusion shall specify the number of Registrable Securities intended to be disposed of and the intended method of distribution thereof.

2.2 Piggyback Expenses. The Registration Expenses of the Piggyback Holders shall be paid by the Company in all Piggyback Registrations.

2.3 Priority on Primary Registrations. If a Piggyback Registration is a primary registration on behalf of the Company for an underwritten Public Offering, and the managing underwriters advise the Company that, in their opinion, the number of securities requested to be included in such registration are such that the success of the offering would be materially and adversely affected, the Company shall include any securities the Company is so advised can be sold in such Piggyback Registration in the following order: (a) first, the securities which the Company proposes to sell; (b) second, the Registrable Securities requested to be included in such registration by the Piggyback Holders in accordance with Section 2.1, provided, that if the managing underwriters determine in good faith that a lower number of Registrable Securities should be included than those requested to be included pursuant to (b), then the Company shall be required to include in such registration only that lower number of Registrable Securities, and such Piggyback Holders shall participate in such registration up to their respective Pro Rata Portion; and (c) third, any other securities proposed to be included in such registration.

2.4 Priority on Secondary Registrations. If a Piggyback Registration is a secondary registration on behalf of holders of the Common Stock for an underwritten Public Offering, and the managing underwriters advise the Company that, in their opinion, the number of securities requested to be included in such registration exceeds the number which the Company is advised can be sold in such offering, the Company shall include in such registration all the shares which such holders proposed to sell and all the Registrable Securities requested to be included in such registration by the Piggyback Holders in accordance with Section 2.1; provided, that if the managing underwriters determine in good faith that a lower number of shares should be included than those requested to be included, then the Company shall be required to include in such registration only that lower number of shares, and (a) first, the securities which the Piggyback Holders propose to sell up to such Piggyback Holder’s Pro Rata Portion of such securities and (b) second, the securities which such other holders propose to sell on a pro rata basis in accordance with the number of shares requested to be included in such registration by each such holder.

ARTICLE III

SHELF REGISTRATIONS

3.1 Shelf Registration.

(a) Prior to the third anniversary of the date of this Agreement, upon the written request of the Requisite Investors, and, at anytime thereafter, upon the written request of any Shareholder Group (each such request, a “Shelf Registration Request”), the Company shall, if eligible to do so pursuant to Rule 415 under the Securities Act, use its reasonable best efforts to promptly file with the Commission a shelf registration statement pursuant to Rule 415 under the Securities Act (“Shelf Registration Statement”) relating to the offer and sale of Registrable Securities by any Shareholders thereof from time to time in accordance with the methods of distribution elected by the Requisite Investors and set forth in the Shelf Registration Statement and the Company shall use its reasonable best efforts to cause such Shelf Registration Statement to become effective under the Securities Act promptly. Any such Registration pursuant to a Shelf Registration Request shall hereinafter be referred to as a “Shelf Registration.”

(b) (i) If on the date of the Shelf Registration Request the Company is a WKSI, then the Shelf Registration Request may request registration of an unspecified amount of Registrable Securities; and (ii) if on the date of the Shelf Registration Request the Company is not a WKSI, then the Shelf Registration Request shall specify the aggregate amount of Registrable Securities to be registered, provided such amount is reasonably expected to (A) result in aggregate gross cash proceeds in excess of $100,000,000 (without regard to any underwriting discount or commission) or (B) be a sale of two percent (2%) or more of the outstanding shares of Common Stock. The Company shall provide to the Requisite Investors the information necessary to determine the Company’s status as a WKSI upon request.

(c) Any Shareholder that has requested its Registrable Securities be included in a Shelf Registration pursuant to Section 3.1(a) or Section 3.2 may withdraw its Registrable Securities from such Shelf Registration at any time prior to the effectiveness of the registration statement applicable to such Shelf Registration; provided, however, that a Shelf Registration in its entirety may only be withdrawn with the consent of the Shareholder(s) representing a majority of the shares underlying the initial request for such Shelf Registration (collectively, the “Revoking Shelf Shareholders”). Upon receipt of a notice from the Revoking Shelf Shareholders to withdraw such Shelf Registration in its entirety, the Company shall cease all efforts to secure effectiveness of the applicable registration statement, and each of the Shareholders that had requested its Registrable Securities be included in such Shelf Registration shall pay or reimburse the Company for its pro rata share (based on the number of securities such Shareholder sought to register, as compared to the total number of securities sought to be registered pursuant to such Shelf Registration) of all Registration Expenses incurred by the Company in connection with such Shelf Registration.

3.2 Shelf Registration Notice. Within two (2) Business Days of receipt of a Shelf Registration Request, the Company shall deliver a written notice (a “Shelf Registration Notice”) of any such request to all other holders of Registrable Securities, which notice shall specify, if applicable, the amount of Registrable Securities to be registered, and the Shelf Registration Notice shall offer each such Shareholder the opportunity to include in the Shelf Registration each such holder’s Pro Rata Portion based on the amount proposed to be registered by the Requisite Investors. The Company shall include in such Shelf Registration all such Registrable Securities with respect to which the Company has received written requests for inclusion therein within five (5) Business Days after the date that the Shelf Registration Notice has been delivered (“Shelf Registration Holders”).

3.3 Continued Effectiveness. The Company shall use its reasonable best efforts to keep such Shelf Registration Statement continuously effective under the Securities Act in order to permit the prospectus forming part of the Shelf Registration Statement to be usable by Shareholders until the earlier of: (i) the date as of which all Registrable Securities have been sold pursuant to the Shelf Registration Statement or another Registration Statement filed under the Securities Act (but in no event prior to the applicable period referred to in Section 4(a)(3) of the Securities Act and Rule 174 thereunder); and (ii) the date as of which there are no longer any holders of Registrable Securities (such period of effectiveness, the “Shelf Period”). Subject to Section 3.4, the Company shall be deemed not to have used its reasonable best efforts to keep the Shelf Registration Statement effective during the Shelf Period if the Company voluntarily takes any action or omits to take any action that would result in Shareholders of the Registrable Securities covered thereby not being able to offer and sell any Registrable Securities pursuant to such Shelf Registration Statement during the Shelf Period, unless such action or omission is required by applicable law. If necessary, the Company shall supplement or amend the Shelf Registration as required by the registration form used by the Company or by the instructions applicable to such registration form or by the Securities Act and, in any event, the Company shall so supplement or amend (including through the incorporation by reference of reports filed by the Company pursuant to the Exchange Act, if permitted by applicable forms) the Shelf Registration at least on a quarterly and annual basis and at any other time if necessary to keep such Shelf Registration current. The Company shall pay all Registration Expenses in connection with the Shelf Registration, whether or not it becomes effective. The provisions of Articles V, VI, VII, VIII, IX and XI shall apply to such Shelf Registration and any Underwritten Shelf Takedown from such Shelf Registration as if each was a Demand Registration.

3.4 Suspension of Registration. If the filing, initial effectiveness or continued use of a registration statement in respect of a registration pursuant to this Article III at any time would require the Company to make a public disclosure of material non-public information, which disclosure in the good faith judgment of the Board of Directors of the Company (after consultation with external legal counsel) (i) would be required to be made in any registration statement so that such registration statement would not be materially misleading, (ii) would not be required to be made at such time but for the filing, effectiveness or continued use of such registration statement and (iii) would have a material adverse effect on the Company or its business or on the Company’s ability to effect a material proposed acquisition, disposition, financing, reorganization, recapitalization or similar transaction, then the Company may, upon giving prompt written notice of such action to the holders of Registrable Securities participating in such registration, delay the filing or initial effectiveness of, or suspend use of, such registration statement; provided, that the Company shall not be permitted to do so (x) for a period exceeding 90 days on any one occasion, (y) more than once in any 12 month period and (z) for any period longer than is determined by the Board of Directors of the Company to satisfy conditions (i)-(iii) of this Section 3.4. In the event the Company exercises its rights under the preceding sentence, such holders of Registrable Securities agree to suspend, promptly upon their receipt of the notice referred to above, their use of any prospectus relating to such registration in connection with any sale or offer to sell Registrable Securities. The Company shall promptly notify such holders of Registrable Securities of the expiration of any period during which it exercised its rights under this Section 3.4. The Company agrees that, in the event it exercises its rights under this Section 3.4, it shall update the suspended registration statement as may be necessary to permit the holders of Registrable Securities to resume use thereof in connection with the offer and sale of their Registrable Securities in accordance with applicable law following the termination of the applicable suspension period.

3.5 Shelf Takedowns

(a) At any time during which the Company has an effective Shelf Registration Statement with respect to a Shareholder’s Registrable Securities, by notice to the Company specifying the intended method or methods of disposition thereof, such Shareholder may make a written request (a “Shelf Takedown Request”) to the Company to effect a Public Offering of all or a portion of such Shareholder’s Registrable Securities that are covered by such Shelf Registration Statement, and as soon as practicable thereafter the Company shall amend or supplement the Shelf Registration Statement for such purpose; provided, however, that the Company shall only be obligated to effect an Underwritten Shelf Takedown if requested by the Requisite Investors or, after the third anniversary of the date of this Agreement, any Shareholder Group, and, in each case, (i) the aggregate gross cash proceeds of the Underwritten Shelf Takedown are reasonably expected to be at least $100,000,000 (without regard to any underwriting discount or commission) or (ii) the Underwritten Shelf Takedown is reasonably expected to be a sale of two percent (2%) or more of the outstanding shares of Common Stock. Notwithstanding the foregoing, the Company shall not be obligated to take any action with respect to an Underwritten Shelf Takedown pursuant to this Section 3.5(a) if either an Underwritten Shelf Takedown or an underwritten Public Offering pursuant to an effective registration statement requested under Section 1.1(a) was consummated, in each case within the preceding 90 days

(b) Within two (2) Business Days of receipt of a Shelf Takedown Request for any Underwritten Shelf Takedown, the Company shall deliver a notice (a “Shelf Takedown Notice”) to each other Shareholder with Registrable Securities covered by the applicable Registration Statement, or to all other Shareholders with Registrable Securities if such Registration Statement is undesignated (each a “Potential Takedown Participant”). The Shelf Takedown Notice shall offer each such Potential Takedown Participant the opportunity to include in any Underwritten Shelf Takedown each such Potential Takedown Participant’s Pro Rata Portion based on the amount proposed to be sold. The Company shall include in the Underwritten Shelf Takedown all such Registrable Securities with respect to which the Company has received written requests for inclusion therein within five (5) Business Days after the date that the Shelf Takedown Notice has been delivered. Any Potential Takedown Participant’s request to participate in an Underwritten Shelf Takedown shall be binding on the Potential Takedown Participant; provided that each such Potential Takedown Participant that elects to participate may condition its participation on the Underwritten Shelf Takedown being completed within ten (10) Business Days of its acceptance at a price per share (after giving effect to any underwriters’ discounts or commissions) to such Potential Takedown Participant of not less than ninety-two percent (92%) of the closing price for the shares on their principal trading market on the Business Day immediately prior to such Potential Takedown Participant’s election to participate (the “Participation Conditions”). Notwithstanding the delivery of any Shelf Takedown Notice, but subject to the Participation Conditions (to the extent applicable), all determinations as to whether to complete any Underwritten Shelf Takedown and as to the timing, manner, price, aggregate number of shares to be offered and other terms of any Underwritten Shelf Takedown contemplated by this Section 3.5(b) shall be determined by the Requisite Participating Investors; provided that if such Underwritten Shelf Takedown is to be completed and subject to the Participation Conditions (to the extent applicable), the Registrable Securities requested to be included in such Underwritten Shelf Takedown by each Potential Takedown Participant shall be included if such Potential Takedown Participant has complied with the requirements set forth in this Section 3.5(b); provided, further, if the managing underwriter or the Requisite Participating Investors advise the Company that, in the opinion of the managing underwriter or Requisite Participating Investors, as applicable, the number of Registrable Securities requested to be included exceeds the number of Registrable Securities which can be sold in such offering within a price range reasonably acceptable to the Requisite Participating Investors, the Company shall include any securities the Company is so advised can be sold in such Underwritten Shelf Takedown in the following order: (i) first, each holder’s Pro Rata Portion based on the amount the Company is advised can be sold; and (ii) second, if any such holder requests to sell a number of securities lesser than such holder’s Pro Rata Portion, the excess portion shall be allocated to each other holder according to its Pro Rata Portion.

ARTICLE IV

[RESERVED]

ARTICLE V

HOLDBACK AGREEMENTS

5.1 Holdback. In the case of any underwritten Public Offering of Registrable Securities, each holder of Registrable Securities agrees, if and to the extent requested in good faith, in writing, by the managing underwriter or underwriters administering such offering, to become bound by and to execute and deliver a customary “lock-up” agreement with the underwriter(s) of such offering restricting such holder’s right to transfer, directly or indirectly, any Registrable Securities; provided, however, that no such holder shall be required to enter into a lock-up agreement covering a period of greater than 90 days after the date of the final prospectus relating to such offering or such longer period as is agreed to by the Requisite Investors. Notwithstanding the foregoing, such lock-up agreement shall not apply to (i) distributions-in-kind to a Shareholder’s partners or members, (ii) conversions of shares of Common Stock into other classes of Common Stock without change of holder and (iii) transfers by any Shareholder in connection with a Charitable Gifting Event.

5.2 Company Holdback. The Company agrees (a) not to effect any public sale or distribution of its equity securities, or any securities convertible, exchangeable or exercisable for or into such securities, during the seven (7) days prior to, and during the ninety (90) day period beginning on, the date of the final prospectus relating to any underwritten Public Offering of Registrable Securities, unless the managing underwriters of such underwritten Public Offering and the Requisite Investors otherwise agree, and (b) to use reasonable best efforts to cause each of its directors and executive officers to agree not to effect any public sale or distribution of any such equity securities or any securities convertible, exchangeable or exercisable for or into such equity securities during such period (except as part of such underwritten registration, if otherwise permitted), unless the managing underwriters of such underwritten Public Offering and the Requisite Investors otherwise agree.

ARTICLE VI

REGISTRATION PROCEDURES

6.1 Registration Procedures. If, and in each case when, the Company is required to effect a registration or sale of any Registrable Securities as provided in this Agreement, the Company shall promptly, if applicable:

(a) prepare and file with the Commission a registration statement with respect to such Registrable Securities (such registration statement to include in each case all information which the holders of the Registrable Securities to be registered thereby shall reasonably request) and use its reasonable best efforts to cause such registration statement to become effective, provided that as promptly as practicable before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall (i) furnish copies of all such documents proposed to be filed to one counsel selected by the Requisite Investors, and in each case the Company shall not file any such documents to which any such relevant counsel shall have reasonably objected on the grounds that such document does not comply in all material respects with the requirements of the Securities Act, (ii) furnish copies of all such documents proposed to be filed to each holder of Registrable Securities covered by such registration statement and notify each holder of Registrable Securities covered by such registration statement of (A) any request by the Commission to amend such registration statement or amend or supplement any prospectus or (B) any stop order issued or threatened by the Commission and (iii) take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

(b) (i) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective at all times during the period commencing on the effective date of such registration statement and ending on the earlier of (A) the first date as of which all Registrable Securities covered by such registration statement are sold in accordance with the intended plan of distribution set forth in such registration statement, or (B) one hundred eighty (180) days following the effective date of such registration statement (except that such period shall be extended (x) by the length of any period that a stop order or similar proceeding is in effect which prohibits the distribution of the

Registrable Securities and (y) by the number of days during the period from and including the date on which each seller of Registrable Securities shall have received a notice delivered pursuant to clause (f) below until the date when such seller shall have received a copy of the supplemented or amended prospectus contemplated by clause (f) below) and (ii) comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement, subject to the Company’s obligations pursuant to Section 3.3 of this Agreement;

(c) furnish, without charge, to each seller of Registrable Securities covered by such registration statement, such number of conformed copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus and, in each case, including all exhibits thereto and documents incorporated by reference therein) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(d) use its reasonable best efforts to register or qualify the Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as any seller thereof shall reasonably request, to keep such registration or qualification in effect for so long as such registration statement remains in effect and to do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of any such Registrable Securities owned by such seller; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this clause (d), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction;

(e) furnish to each seller of the Registrable Securities covered by such registration statement a signed copy, addressed to such seller (and the underwriters, if any), of an opinion of outside counsel for the Company, dated the effective date of such registration statement (and, if such registration statement includes an underwritten Public Offering, dated the date of the closing under the underwriting agreement), reasonably satisfactory in form and substance to such seller, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) as are customarily covered in opinions of issuer’s counsel delivered to the underwriters in underwritten Public Offerings, and such other legal matters as the seller (or the underwriters, if any) may reasonably request;

(f) notify each seller of Registrable Securities covered by such registration statement, at a time when a prospectus relating to such Registrable Securities is required to be delivered under the Securities Act, of the occurrence of any event known to the Company as a result of which the prospectus included in such registration statement, as then in effect, contains an untrue statement of a material fact or omits to state any fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made; and, at the request of any seller of Registrable Securities covered by such registration statement, the Company shall prepare and furnish such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

(g) cause the Registrable Securities covered by such registration statement to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed or, if such securities are not then listed on a national securities exchange or automated quotation system, cause them to be so listed or qualified, provided that the Company then meets or is reasonably capable of meeting the eligibility requirements for such exchange or system and such exchange or system is reasonably satisfactory to the managing underwriters, and to enter into such customary agreements as may be required in furtherance thereof, including, without limitation, listing applications and indemnification agreements in customary form;

(h) provide a transfer agent, registrar and CUSIP number for the Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

(i) enter into such customary arrangements and take all such other actions (including participating in “road shows”) as the Requisite Investors covered by such registration statement or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

(j) make available for inspection by any holder of Registrable Securities covered by such registration statement, any underwriter participating in any disposition of securities pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such holder, underwriter, attorney, accountant or agent in connection with such registration statement or Shelf Takedown;

(k) subject to other provisions hereof, use its reasonable best efforts to cause the Registrable Securities covered by such registration statement to be registered with or approved by such governmental agencies or authorities or self-regulatory organizations as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities;

(l) use reasonable best efforts to obtain a “comfort” letter, dated the effective date of such registration statement (and, if such registration includes an underwritten Public Offering, dated the date of the underwriting agreement and the date of the closing under the underwriting agreement), signed by the independent public accountants who have certified the Company’s financial statements included in such registration statement, addressed to the Company, to each seller of the Registrable Securities covered by such registration statement, and to the underwriters, if any, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and with respect to events subsequent to the date of such financial statements, as are customarily covered in accountants’ letters delivered to the underwriters in underwritten Public Offerings of securities and such other financial matters as any such seller or the underwriters, if any, may reasonably request;

(m) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission and make available to its security holders, in each case as soon as practicable, an earnings statement covering a period of at least twelve (12) months, beginning with the first month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(n) permit any holder of Registrable Securities covered by such registration statement which (in the sole good faith judgment of such holder) might be deemed to be a controlling person of the Company (within the meaning of the Securities Act or the Exchange Act) to participate in the preparation of such registration statement and to include therein material, furnished to the Company in writing, which in the reasonable judgment of such holder should be included and which is reasonably acceptable to the Company,

(o) notify the holders of the Registrable Securities covered by such registration statement of the issuance of any stop order by the Commission or the issuance by any state securities commission or other regulatory authority of any order suspending the qualification or exemption from qualification of any of the Registrable Securities under state securities or “blue sky” laws, and use its reasonable best efforts to obtain the lifting at the earliest possible time of any stop order suspending the effectiveness of such registration statement or of any order preventing or suspending the use of any preliminary prospectus included therein;

(p) at any time file or make any amendment to such registration statement, or any amendment of or supplement to the prospectus included therein (including amendments of the documents incorporated by reference into the prospectus), (i) of which each seller of Registrable Securities covered by such registration statement or the managing underwriters, if any, shall not have previously been advised and furnished a copy or (ii) to which the sellers of a majority (by number of shares) of the Registrable Securities covered by such registration statement, the managing underwriters (if any) or counsel for such sellers or any such managing underwriters shall reasonably object;

(q) make such representations and warranties to the sellers of the Registrable Securities covered by such registration statement and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters and selling holders, as the case may be, in underwritten Public Offerings of substantially the same type;

(r) during the period when the prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the Commission pursuant to Sections 12(a), 13(c), 14 or 15 (d) of the Exchange Act;

(s) if such registration statement refers to any seller of Registrable Securities covered thereby by name or otherwise as the holder of any securities of the Company, then (whether or not such seller is or might be deemed to be a controlling person of the Company) (i) at the request of such seller, insert therein language, in form and substance reasonably satisfactory to such seller, the Company and the managing underwriters, if any, to the effect that the holding by such seller of such securities is not to be construed as a recommendation by such seller of the investment quality of the Registrable Securities or the Company’s other securities covered thereby and that such holding does not imply that such seller will assist in meeting any future financial requirements of the Company, and (ii) in the event that such reference to such seller by name or otherwise is not required by the Securities Act, any similar federal or state statute, or any rule or regulation of any regulatory body having jurisdiction over the offering, at the request of such seller, delete the reference to such seller; and

(t) cooperate with the holders with Registrable Securities subject to the registration statement and with the managing underwriter or agent, if any, to facilitate any Charitable Gifting Event and to prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to permit any such recipient Charitable Organization to sell in the Public Offering if it so elects.

ARTICLE VII

REGISTRATION EXPENSES

7.1 Fees Generally. Subject to Section 1.1(b) and Section 3.1(c), all expenses incident to the Company’s performance of or compliance with this Agreement (other than underwriting or brokerage fees, discounts and commissions and transfer taxes, if any, paid with respect to Registrable Securities sold by the Shareholders), including, without limitation, internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance, the expenses and fees for listing securities on one or more securities exchanges, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and all independent certified public accountants, and other Persons retained by the Company shall be borne by the Company, as well as in connection with each underwritten Public Offering, the reasonable fees and disbursements of one counsel selected by the Requisite Participating Investors and, in connection with each Piggyback Registration, the reasonable fees and disbursements of one counsel selected by the Piggyback Holders representing a majority of Registrable Securities held by all Piggyback Holders which are included in such Piggyback Registration (all such expenses are, collectively, the “Registration Expenses”).

ARTICLE VIII

UNDERWRITTEN OFFERINGS

8.1 Demand Underwritten Offerings. If requested by the underwriters for any underwritten Public Offering of Registrable Securities pursuant to a Demand Request or Shelf Takedown Request, the Company shall enter into an underwriting agreement with such underwriters for such offering, provided that such agreement shall (a) be satisfactory in substance and form to the Requisite Participating Investors requesting such underwritten Public Offering and the underwriters and (b) contain such representations and warranties by the Company and such other terms as are generally included in agreements of this type, including indemnities customarily included in such agreements. The holders of the Registrable Securities to be distributed by such underwriters shall cooperate in good faith with the Company in the negotiation of the underwriting agreement. The right of the holders of the Registrable Securities to participate in such registration shall be conditioned upon their becoming parties to such underwriting agreement. Such holders of Registrable Securities may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Registrable Securities and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also be conditions precedent to the obligations of such holders of Registrable Securities. The Company shall cooperate with any such holder of Registrable Securities in order to limit any representations or warranties to, or agreements with, the Company or the underwriters to be made by such holder only to representations, warranties or agreements regarding such holder, such holder’s Registrable Securities, such holder’s intended method of distribution and any other representation required by applicable law.

8.2 Incidental Offerings. If the Company at any time proposes to register any of its equity securities under the Securities Act as contemplated by Article II and such equity securities are to be distributed by or through one or more underwriters, the Company, if requested by any Piggyback Holder as provided in Article II, shall arrange for such underwriters to include all the Registrable Securities to be offered and sold by such Piggyback Holder, subject to the limitations set forth in Article II, among the securities to be distributed by such underwriters. The right of the holders of the Registrable Securities to participate in such registration shall be conditioned upon their becoming parties to the underwriting agreement between the Company and such underwriters. Such holders of Registrable Securities may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Registrable Securities and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also be conditions precedent to the obligations of such holders of Registrable Securities. The Company shall cooperate with any such holder of Registrable Securities in order to limit any representations or warranties to, or agreements with, the Company or the underwriters to be made by such holder only to representations, warranties or agreements regarding such holder, such holder’s Registrable Securities, such holder’s intended method of distribution and any other representation required by applicable law.

ARTICLE IX

INDEMNIFICATION

9.1 Indemnification by the Company. The Company agrees, in connection with each registered offering of securities, to indemnify and hold harmless, to the fullest extent permitted by law, each of the holders of any Registrable Securities, each other Person, if any, who controls such holder within the meaning of the Securities Act or the Exchange Act, and each of their respective directors, partners (general and limited), stockholders, members, managers, officers, employees and agents, as follows:

(a) against any and all loss, liability, claim, damage, cost or expense incurred by such Person under the Securities Act, the Exchange Act, state securities or “blue sky” laws, common laws or otherwise (collectively, “Losses”), other than amounts paid in settlement, arising out of or based upon an untrue statement or alleged untrue statement of a material fact contained in any registration statement (or any amendment or supplement thereto), including all documents incorporated therein by reference, or in any preliminary prospectus or prospectus included therein (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(b) against any and all Losses incurred by such Person to the extent of the aggregate amount paid in settlement of any litigation with any Person, or any investigation or proceeding by any governmental agency or body, in each case whether commenced or threatened, or of any claim whatsoever, that arises out of or is based upon any such untrue statement or omission or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company (which consent shall not be unreasonably withheld or delayed); and

(c) against any and all Losses incurred by such Person in connection with investigating, preparing or defending against any litigation with any Person or any investigation or proceeding by any governmental agency or body, in each case whether commenced or threatened, or against any claim whatsoever, that arises out of or is based upon any such untrue statement or omission or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clause (a) or (b) above;

provided, however, that this indemnity does not apply to any Losses to the extent arising out of or based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information that relates only to such holder or the plan of distribution that is furnished to the Company by or on behalf of such holder expressly for use in the preparation of any registration statement (or any amendment or supplement thereto), including all documents incorporated therein by reference, or in any preliminary prospectus or prospectus included therein (or any amendment or supplement thereto). Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such holder or any other Person eligible for indemnification under this Section 9.1, and shall survive the transfer of such securities by such seller.

9.2 Indemnification by a Selling Shareholder. In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder agrees to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 8.1 of this Agreement), to the extent permitted by law, the Company and its directors, officers and controlling Persons, and their respective directors, officers, general partners and managers, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary, final or summary prospectus included therein, or any amendment or supplement thereto, or to any such prospectus, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information that relates only to such holder or the plan of distribution that is expressly furnished to the Company by or on behalf of such holder for use in the preparation of such registration statement, preliminary, final or summary prospectus or amendment or supplement; provided, however, that such holder shall not be under an obligation to indemnify or hold harmless under this Section 9.2 from or against any Losses to the extent the untrue statement, omission, or allegation thereof upon which such Losses are based was made in any prospectus used after such time as such selling shareholder advised the Company that the filing of a post-effective amendment or supplement thereto was required, except the prospectus as so amended or supplemented. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company, or such holder, as the case may be, or any of their respective directors, officers or controlling Persons and shall survive the transfer of Registrable Securities by such holder. With respect to each claim pursuant to this Section 9.2, each holder’s maximum liability under this Section 9.2 shall be limited to an amount equal to the net proceeds actually received by such holder (after deducting any underwriting fees, discount and expenses) from the sale of Registrable Securities being sold pursuant to such registration statement or prospectus by such holder.

9.3 Indemnification Procedure. Within ten (10) days after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding involving a claim referred to in Section 9.1 or Section 9.2, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Section 9.1 or Section 9.2 except to the extent that the indemnifying party loses substantive legal rights as a result of such failure to give notice. In case any such action or proceeding is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal fees and expenses subsequently incurred by the latter in connection with the defense thereof, unless in such indemnified party’s reasonable judgment an actual or potential conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, in which case the indemnifying party shall not be liable for the fees and expenses of (i) in the case of a claim referred to in Section 9.1, more than one counsel (in addition to any local counsel) for all indemnified parties selected by the holders of a majority (by number of shares) of the Registrable Securities held by such indemnified parties or (ii) in the case of a claim referred to in Section 9.2, more than one counsel (in addition to any local counsel) for the Company, in each case in connection with any one action or separate but similar or related actions or proceedings. An indemnifying party who is not entitled to (pursuant to the immediately preceding sentence), or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party an actual or potential conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels as may be reasonable in light of such conflict. The indemnifying party will not, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit, investigation or proceeding in respect of which indemnification may be sought hereunder (whether or not such indemnified party or any Person who controls such indemnified party is a party to such claim, action, suit, investigation or proceeding), unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability arising out of such claim, action, suit, investigation or proceeding and such settlement, compromise or consent involves only the payment of money and such money is actually paid by the indemnifying party. Whether or not the defense of any claim or action is assumed by the indemnifying party, such indemnifying party will not be subject to any liability for any settlement made without its consent, which consent will not be unreasonably withheld or delayed. Notwithstanding anything to the contrary set forth herein, and without limiting any of the rights set forth above, in any event any indemnified party will have the right to retain, at its own expense, counsel with respect to the defense of a claim.

9.4 Contribution. If the indemnification provided for in Section 8.1 or 8.2 is unavailable to hold harmless an indemnified party under such Section, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in Section 9.1 or Section 9.2, as the case may be, in such proportion as is appropriate to reflect the relative fault of such indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations, the parties’ relative knowledge and access to information concerning the matter with respect to which the relevant claim was asserted and the parties’ relative opportunities to correct and prevent any relevant statement or omission. Without limiting the generality of the foregoing, the parties’ relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to relevant information and opportunity to correct or prevent any such untrue statements or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 9.4 were to be determined by pro rata or per capita allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first and second sentences of this Section 9.4. The amount paid by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in the first sentence of this Section 9.4 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending the relevant action or proceeding and shall be limited as provided in Section 9.3 if the indemnifying party has assumed the defense of the relevant action or proceeding in accordance with the provisions of Section 9.3. Promptly after receipt by an indemnified party under this Section 9.4 of notice of the commencement of any action or proceeding against such party in respect of which a claim for contribution may be made against an indemnifying party under this Section 9.4, such indemnified party shall notify the indemnifying party in writing of the commencement thereof if the notice specified in Section 9.3 has not been given with respect to such action or proceeding; provided, however, that the omission to so notify the indemnifying party shall not relieve the indemnifying party from any liability which it may otherwise have to any indemnified party under this Section 9.4, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. The Company and each holder of Registrable Securities agrees with each other and the underwriters of the Registrable Securities, if requested by such underwriters, that (i) the underwriters’ portion of the contribution paid to such holders pursuant to this Section 9.4 shall not exceed the total underwriting fees, discounts and commissions in connection with the relevant offering and (ii) that the total amount of any such holder’s contributions under this Section 9.4 shall not exceed an amount equal to the net proceeds actually received by such holder from the sale of Registrable Securities in the offering to which the losses, liabilities, claims, damages or expenses of the indemnified parties relate less any amounts paid by such holder pursuant to Section 9.3. No Person guilty of fraudulent misrepresentation (within the meaning of Section 1.1(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

9.5 Periodic Payments. The indemnification required by this Article IX shall be made by periodic payments of the amount thereof during the course of the relevant investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

ARTICLE X

RULE 144

10.1 Rule 144. The Company hereby agrees as follows: the Company shall use its reasonable best efforts to make and keep current public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after ninety (90) days following the effective date of the first registration by the Company under the Securities Act of an offering of its securities to the general public; the Company shall use its reasonable best efforts to file with the Commission in a timely manner all reports and other documents as the Commission may prescribe under Section 13(a) or 15(d) of the Exchange Act at any time after the Company has become subject to such reporting requirements of the Exchange Act; and the Company shall furnish to each holder of Registrable Securities forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration statement by the Company for an offering of its securities to the general public) and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company and (iii) such other reports and documents so filed as a holder may reasonably request to avail itself of any rule or regulation of the Commission allowing a holder of Registrable Securities to sell any such securities without registration.

ARTICLE XI

PARTICIPATION IN UNDERWRITTEN REGISTRATIONS

11.1 Participation in Underwritten Registrations. No holder of Registrable Securities may participate in any underwritten Public Offering hereunder unless such holder agrees to sell such holder’s Registrable Securities on the basis provided in any customary underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and completes and executes the underwriting agreement and other documents reasonably required under the terms of such underwriting arrangements and consistent with the provisions of this Agreement.

ARTICLE XII

DEFINITIONS

12.1 Definitions. The following defined terms, when used in this Agreement, shall have the respective meanings set forth below (such definitions to be equally applicable to both singular and plural forms of the terms defined):

“3i” means 3i US Growth Healthcare Fund 2008 L.P. and 3i U.S. Growth Partners L.P., each a Jersey limited partnership and each a party hereto and each of their respective Affiliates.

“Affiliate” has the meaning specified in Rule 12b-2 under the Exchange Act and, in the case of a Person that is an individual, also means and includes Members of the Immediate Family of such Person and their Affiliates.

“Agreement” means this Second Amended and Restated Registration Rights Agreement and all exhibits hereto, as the same may be amended, modified, supplemented or restated from time to time in accordance with the terms hereof.

“Bain” means Bain Capital Integral Investors 2008, L.P., a Delaware limited partnership, BCIP TCV, LLC, a Delaware limited liability company, and BCIP Associates-G, a Delaware general partnership, and each a party hereto and each of their respective Affiliates.

“Business Day” means a day other than Saturday, Sunday or any other day on which banks located in the State of New York are authorized or obligated to close.

“Charitable Gifting Event” means any transfer by a holder of Registrable Securities, or any subsequent transfer by such holder’s members, partners or other employees, in connection with a bona fide gift to any Charitable Organization made on the date of, but prior to, the execution of the underwriting agreement entered into in connection with any underwritten Public Offering.

“Charitable Organization” means a charitable organization as described by Section 501(c)(3) of the Internal Revenue Code of 1986, as in effect from time to time.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the Common Stock, par value $0.01 per share, of the Company, any securities into which such Common Stock shall have been changed or any securities resulting from any reclassification or recapitalization of such Common Stock.

“Company” has the meaning ascribed to it in the preamble hereof.

“Demand Registration” has the meaning ascribed to it in Section 1.1(a).

“Demand Request” has the meaning ascribed to it in Section 1.1(a).

“Departing Shareholders” has the meaning ascribed to it in the recitals hereof.

“DG” means Dennis B. Gillings, CBE, an individual and party hereto.

“DG Shareholders” means DG and each Shareholder that is an Affiliate of DG.

“Equity Equivalents” means securities which, by their terms, are or may be exercisable, convertible or exchangeable for or into Common Stock at the election of the holder thereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission issued thereunder.

“Fully Diluted” means, with respect to the calculation of the number of shares of Common Stock, (a) all shares of Common Stock outstanding at the time of determination and (b) all shares of Common Stock issuable upon the exercise, conversion or exchange of any Equity Equivalents outstanding at the time of determination.

“IPO” has the meaning ascribed to it in the recitals hereof.

“Losses” has the meaning ascribed to it in Section 9.1(a).

“Member of the Immediate Family” means, with respect to any Person who is an individual, (a) each parent, spouse (but not including a former spouse or a spouse from whom such Person is legally separated), sibling or child (including stepchildren and those adopted) of such individual and (b) each trustee, solely in his or her capacity as trustee, for a trust naming one or more of the Persons listed in sub-clause (a) as the only beneficiaries.

“Participation Conditions” has the meaning ascribed to it in Section 3.5(b).

“Permitted Registration Rights Assignee” means (i) an Affiliate of a Shareholder (ii) any other transferee that in the case of this clause (ii) acquires shares of Registrable Securities having a then fair market value (determined in good faith by the Board of Directors of the Company) of at least $40,000,000 or (iii) another member of the Shareholder Group of which the assignor is a member.

“Person” means an individual, partnership, corporation, limited liability company or partnership, trust, unincorporated organization, joint venture, government (or agency or political subdivision thereof) or any other entity of any kind.

“Piggyback Holders” has the meaning ascribed to it in Section 2.1.

“Piggyback Registration” has the meaning ascribed to it in Section 2.1.

“Potential Takedown Participant” has the meaning ascribed to it in Section 3.5(b).

“Prior Agreement” has the meaning ascribed to it in the recitals hereof.

“Pro Rata Portion” means, with respect to any holder of Registrable Securities, a fraction expressed as a percentage, the numerator of which is equal to the number of Registrable Securities held by such holder immediately after giving effect to the consummation of the IPO (including, if applicable, the sale of Registrable Securities pursuant to the over-allotment option granted to the underwriters in connection with the IPO) and the denominator of which is equal to the number of Registrable Securities held by all holders of Registrable Securities immediately after giving effect to the consummation of the IPO (including, if applicable, the sale of Registrable Securities pursuant to the over-allotment option granted to the underwriters in connection with the IPO).

“Public Offering” means the offer and sale of Registrable Securities for cash pursuant to an effective registration statement under the Securities Act (other than a registration statement on Form S-4 or Form S-8 or any successor form).

“Registrable Securities” means, at any time, (a) the shares of Common Stock then issued and outstanding or which are issuable upon the conversion, exercise or exchange of any Equity

Equivalents, and (b) any then outstanding securities issued or issuable with respect to such shares of Common Stock in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization; provided, however, that Registrable Securities shall not include any shares of Common Stock or other securities which are held by a Person who is not a Shareholder. As to any particular Registrable Securities, such securities will cease to be Registrable Securities:

(i) when a registration statement with respect to the sale of such securities has become effective under the Securities Act and such securities have been disposed of in accordance with such registration statement;

(ii) when such securities shall have been sold pursuant to Rule 144 or Rule 145 (or any successor provisions) under the Securities Act or in any other transaction in which the applicable purchaser does not receive “restricted securities” (as that term is defined for purposes of Rule 144 under the Securities Act);

(iii) when such securities may be offered and sold without volume limitation or other restrictions on transfer under Rule 144 (including without application of paragraphs (d), (e), (f) and (h) of Rule 144), as reasonably determined by the holder (it being understood that a written opinion of the Company’s outside legal counsel to the effect that such securities may be so offered and sold and that the any restrictive legends on the securities may be removed shall be conclusive evidence this clause (iii) has been satisfied);

(iv) if such securities are not “restricted securities,” when such securities may be offered and sold pursuant to Section 4(a)(1) of the Securities Act, as reasonably determined by the holder (it being understood that a written opinion of the Company’s outside legal counsel to the effect that such securities may be so offered and sold and that the any restrictive legends on the securities may be removed shall be conclusive evidence this clause (iv) has been satisfied); or

(v) when such securities cease to be outstanding.

“Registration Event” means any Demand Registration, Shelf Registration or underwritten Public Offering, including any Underwritten Shelf Takedown.

“Registration Expenses” has the meaning ascribed to it in Section 7.1.

“Requesting Shareholders” means, with respect to any Registration Event, the Shareholder(s) that have requested such Registration Event and the other Shareholders that have requested inclusion therein in accordance with this Agreement.

“Required Shareholder Vote” means the consent of each of the Bain Shareholders, the TPG Shareholders and the DG Shareholders; provided that such Shareholder group then holds Registrable Securities.

“Requisite Investors” means, (i) at any time prior to the third anniversary of the date of this Agreement, fifty percent (50%) of the Shareholder Groups (e.g. 3 out of 5 Shareholder Groups initially), and, (ii) at any time on or after the third anniversary of this Agreement, the Requisite Requesting Shareholders.

“Requisite Participating Investors” means, with respect to any Registration Event, the Requisite Investors that have requested such Registration Event and are including Registrable Securities in such Registration Event.

“Requisite Requesting Shareholders” means, as of the date of any determination thereof, with respect to any Registration Event, Requesting Shareholders of such Registration Event which then hold a majority (by number of shares) of the Registrable Securities, on a Fully Diluted basis, then held by all such Requesting Shareholders.

“Revoking Shelf Shareholders” has the meaning ascribed to it in 3.1(c).

“Revoking Shareholder” has the meaning ascribed to it in Section 1.1(b).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission issued thereunder.

“Shareholder” and “Shareholders” have the meanings ascribed to them in the preamble hereof.

“Shareholder Group” means each of the following groups of Shareholders: (i) the Bain Shareholders, (ii) the Temasek Shareholders, (iii) the TPG Shareholders, (iv) the 3i Shareholders, and (v) the DG Shareholders, provided such Shareholder Group holds Registrable Securities and beneficially owns at least two percent (2%) of the outstanding shares of Common Stock.

“Shareholders Agreement” means the shareholders agreement by and among the Company and the Shareholders, as amended.

“Shelf Period” has the meaning ascribed to it in Section 3.3.

“Shelf Registration” has the meaning ascribed to it in Section 3.1.

“Shelf Registration Holders” has the meaning ascribed to it in Section 3.2.

“Shelf Registration Notice” has the meaning ascribed to it in Section 3.2.

“Shelf Registration Request” has the meaning ascribed to it in Section 3.1.

“Shelf Registration Statement” has the meaning ascribed to it in Section 3.1.

“Shelf Takedown Notice” has the meaning ascribed to it in Section 3.5(b).

“Shelf Takedown Request” has the meaning ascribed to it in Section 3.5(a).

“Temasek” means Temasek Life Sciences Private Limited, a Singapore corporation and a party hereto and its Affiliates.

“TPG” means TPG Quintiles Holdco LLC, TPG Quintiles Holdco II LLC, TPG Quintiles Holdco III LLC and TPG Quintiles Holdco IV LLC and each of their respective Affiliates.

“underwritten Public Offering” means an underwritten Public Offering, including any bought deal or block sale to a financial institution conducted as an underwritten Public Offering.

“Underwritten Shelf Takedown” means an underwritten Public Offering pursuant to an effective Shelf Registration Statement.

“WKSI” means a Securities Act registrant that is a well-known seasoned issuer as defined in Rule 405 under the Securities Act at the most recent eligibility determination date specified in paragraph (2) of that definition.

ARTICLE XIII

MISCELLANEOUS

13.1 No Inconsistent Agreements. The Company represents and warrants that it is not currently a party to, and covenants that it will not hereafter enter into, any agreement which is inconsistent with, or would otherwise restrict the performance by the Company of, its obligations hereunder.

13.2 Actions and Adjustments Affecting Registrable Securities. The Company will not take any action, or fail to take any action which it may properly take, with respect to its securities if such action or failure to act would adversely affect (a) the ability of the holders of Registrable Securities to include Registrable Securities in a registration undertaken pursuant to this Agreement or (b) to the extent within the Company’s control, would adversely affect the marketability of such Registrable Securities in any such registration (it being understood that the actions referred to in this Section 13.2 include effecting a stock split or a combination of shares). For purposes of clarity, the provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Registrable Securities, to any and all shares of Common Stock or any successor or assign of the Company (whether by merger, consolidation, sale of assets, or otherwise, including shares issued by a parent corporation in connection with a triangular merger) which may be issued in respect of, in exchange for, or in substitution of, any Registrable Securities or Common Stock and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, reclassifications and the like occurring after the date hereof.

13.3 Specific Performance. In the event of a breach by any party to this Agreement of its obligations under this Agreement, any party injured by such breach, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The parties agree that the provisions of this Agreement shall be specifically enforceable, it being agreed by the parties that the remedy at law, including monetary damages, for breach of any such provision will be inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived.

13.4 Actions Taken; Amendments and Waivers. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement will be effective against the Company or any holder of Registrable Securities, unless such modification, amendment or waiver is approved in writing by the Company and the Required Shareholder Vote; provided, however, that no modification or amendment that adversely and disproportionately affects any Shareholder shall be effective as to such Shareholder without the consent of such Shareholder. The failure of any party hereto to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

13.5 DG Shareholder Representative. Each DG Shareholder hereby irrevocably constitutes and appoints DG as his, her or its true and lawful agent and attorney-in-fact with full power and authority to act, including full power of substitution, in his, her or its name and on his, her or its behalf with respect to all matters arising from or in any way relating to this Agreement or the transactions contemplated hereby, including, to do all things and to perform all acts required or deemed advisable, in DG’s sole discretion, in connection with the transactions contemplated by this Agreement as fully as such DG Shareholder could if then personally present and acting alone. Without limitation, (a) any communication delivered to DG shall be deemed to have been validly delivered to each of the DG Shareholders, (b) any waiver of any provision of this Agreement or consent, or compromise of any claim arising from or relating to this Agreement, by DG shall be binding upon each and every DG Shareholder, and (c) DG is hereby authorized to execute for and on behalf of each of the DG Shareholders any amendment to this Agreement. The Company and the other Shareholders shall be entitled to rely (without investigation) on any action taken by DG as being taken by DG for himself and on behalf of each of the DG Shareholders, and fully authorized by each of the DG Shareholders. This appointment of agency and this power of attorney is coupled with an interest and shall be irrevocable and shall not be terminated by any DG Shareholder or by operation of law, whether by the death or incapacity of any DG Shareholder or the occurrence of any other event, and any action taken by DG shall be as valid as if such death, incapacity or other event had not occurred, regardless of whether or not any DG Shareholder or DG shall have received any notice thereof. Notwithstanding the foregoing, this appointment of agency and this power of attorney shall terminate automatically in the event that DG is no longer capable of serving hereunder.

13.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns; provided, however, that the provisions of this Agreement which are for the benefit of purchasers or holders of Registrable Securities are only assignable to, and enforceable by, a Permitted Registration Rights Assignee, and then only to the extent that such Permitted Registration Rights Assignee shall have acquired such Registrable Securities in accordance with the terms of the Shareholders Agreement and the Coordination Agreement among the Shareholders dated the date hereof and shall have executed a Registration Rights Joinder Agreement in the form attached hereto as Exhibit A.

13.7 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered (a) personally against written receipt, (b) by e-mail or facsimile transmission against confirmation thereof, (c) mailed (by registered or certified mail, postage prepaid, return receipt requested) or (d) delivered by reputable overnight courier, fee prepaid, to the parties at the following addresses or facsimile numbers:

(i)	If to any Shareholder:

at the last known address of such Shareholder on the books and records of the Company, with copies to:

Ropes & Gray LLP
The Prudential Tower
800 Boylston Street
Boston, Massachusetts 02199
	Attention:	Thomas Holden
Julie H. Jones
R. Newcomb Stillwell
	Facsimile:	(617) 951-7050
	E-mail:	thomas.holden@ropesgray.com
julie.jones@ropesgray.com
newcomb.stillwell@ropesgray.com

and

Davis & Gilbert LLP
1740 Broadway
New York, New York 10019
	Attention:	Curt Myers
	Facsimile:	(212) 468-4888

	E-mail:	cmyers@dglaw.com

and

Latham & Watkins LLP
9 Raffles Place
#42-02 Republic Plaza
Singapore 048619
	Attention:	Michael Sturrock
Min Yee Ng
	Facsimile:	+65-6536-1171
	E-mail:	michael.sturrock@lw.com
min.yee.ng@lw.com

(ii)	If to the Company, to:

Quintiles Transnational Holdings Inc.
4820 Emperor Blvd.
Durham, North Carolina 27703
Facsimile: (919) 941-7345
Email: james.erlinger@quintiles.com

Attention: General Counsel, with a copy to:

Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.
2300 Wells Fargo Capitol Center
Post Office Box 2611
Raleigh, North Carolina 27602-2611
Facsimile: (919) 821-6800

E-mail: groach@smithlaw.com
Attention: Gerald F. Roach, Esq.

All such notices, requests and other communications will (w) if delivered personally to the address as provided in this Section 13.7, be deemed given upon delivery, (x) if delivered by e-mail or facsimile transmission to the e-mail address or facsimile number, respectively, as provided in this Section 13.7, be deemed given upon receipt by the sender of confirmation of such transmission, and (y) if delivered by mail in the manner described above to the address as provided in this Section 13.7 upon receipt and (z) if delivered by overnight courier to the address as provided in this Section 13.7, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section 13.7). Any party hereto may from time to time change its address, facsimile number, e-mail address or other information for the purpose of notices to such party by giving notice specifying such change to the other parties hereto in accordance with this Section 13.7.

13.8 Headings; Certain Conventions. The headings of the various Articles and Sections of this Agreement are for convenience of reference only and shall not define, limit or otherwise affect any of the terms or provisions hereof. Unless the context otherwise expressly requires, all references herein to Articles, Sections and Exhibits are to Articles and Sections of, and Exhibits to, this Agreement. The words “herein,” “hereunder” and “hereof” and words of similar import refer to this Agreement as a whole and not to any particular Section or provision. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”

13.9 Gender. Whenever the pronouns “he” or “his” are used herein they shall also be deemed to mean “she” or “hers” or “it” or “its” whenever applicable. Words in the singular shall be read and construed as though in the plural and words in the plural shall be construed as though in the singular in all cases where they would so apply.

13.10 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

13.11 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York.

13.12 Consent to Jurisdiction and Service of Process. EACH OF THE PARTIES HERETO CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE STATE OF NEW YORK AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN SUCH COURTS. EACH OF THE PARTIES HERETO ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS RESPECTIVE PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY FINAL AND NONAPPEALABLE JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. EACH OF THE PARTIES HERETO FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF

COPIES THEREOF VIA OVERNIGHT COURIER, TO SUCH PARTY AT THE ADDRESS SPECIFIED IN THIS AGREEMENT, SUCH SERVICE TO BECOME EFFECTIVE FOURTEEN CALENDAR DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OF EITHER PARTY HERETO TO SERVE ANY SUCH LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW OR TO OBTAIN JURISDICTION OVER OR TO BRING ACTIONS, SUITS OR PROCEEDINGS AGAINST THE OTHER PARTY HERETO IN SUCH OTHER JURISDICTIONS, AND IN SUCH MANNER, AS MAY BE PERMITTED BY ANY APPLICABLE LAW.

13.13 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. EACH OF THE PARTIES HERETO ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF SUCH PARTY. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH OF THE PARTIES HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

13.14 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

13.15 Entire Agreement. This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof (including, without limitation, the Prior Agreement, which is being amended and restated hereby) and contains the sole and entire agreement among the parties hereto with respect to the subject matter hereof.

13.16 Prior Agreement. The parties hereto hereby agree that this Agreement supersedes in all respects the Prior Agreement effective immediately following the consummation of the IPO, except that the provisions of Section 7.1 set forth herein shall apply to the IPO instead of Section 6.1 of the Prior Agreement, which latter provision is of no further force and effect.

[Signature Pages to Follow]

Company:

QUINTILES TRANSNATIONAL HOLDINGS INC.

By:	/s/ James H. Erlinger III
Name:	James H. Erlinger III
Title:	EVP, General Counsel & Secretary

Acknowledged and Agreed solely for purposes of Section 13.16 of this Agreement:

QUINTILES TRANSNATIONAL CORP.

By:	/s/ James H. Erlinger III
Name:	James H. Erlinger III
Title:	EVP, General Counsel & Secretary

[Signature Page to Second Amended and Restated Registration Rights Agreement]

Shareholders:

/s/ Dennis B. Gillings, CBE
Dennis B. Gillings, CBE

/s/ Susan Gillings Gross
Susan Gillings Gross

GILLINGS LIMITED PARTNERSHIP

By:	/s/ Dennis B. Gillings, CBE
Name:	Dennis B. Gillings, CBE
Its:	General Partner

GFEF LIMITED PARTNERSHIP

By:	/s/ Dennis B. Gillings, CBE
Name:	Dennis B. Gillings, CBE
Its:	General Partner

THE GILLINGS FAMILY FOUNDATION

By:	/s/ Dennis B. Gillings, CBE
Name:	Dennis B. Gillings, CBE
Its:	President

GF INVESTMENT ASSOCIATES LP

By:	GF Association LLC
Its:	General Partner

By:	/s/ Susan Gillings Gross
Name:	Susan Gillings Gross
Its:	Sole Manager

[Signature Page to Second Amended and Restated Registration Rights Agreement]

BAIN CAPITAL INTEGRAL INVESTORS 2008, L.P.

By:	Bain Capital Investors, LLC, its general partner

By:	/s/ Christopher Gordon
Name:	Christopher Gordon
Title:	Managing Director

BCIP TCV, LLC

By:	Bain Capital Investors, LLC, its administrative member

By:	/s/ Christopher Gordon
Name:	Christopher Gordon
Title:	Managing Director

BCIP ASSOCIATES-G

By:	Bain Capital Investors, LLC, its managing partner

By:	/s/ Christopher Gordon
Name:	Christopher Gordon
Title:	Managing Director

[Signature Page to Second Amended and Restated Registration Rights Agreement]

TEMASEK LIFE SCIENCES PRIVATE LIMITED

By:	/s/ Tan Suan Swee
Name:	Tan Suan Swee
Title:	Authorised Signatory

[Signature Page to Second Amended and Restated Registration Rights Agreement]

TPG QUINTILES HOLDCO LLC

By:	/s/ Ronald Cami
Name:	Ronald Cami
Title:	Vice President

TPG QUINTILES HOLDCO II LLC

By:	/s/ Ronald Cami
Name:	Ronald Cami
Title:	Vice President

TPG QUINTILES HOLDCO III LLC

By:	/s/ Ronald Cami
Name:	Ronald Cami
Title:	Vice President

TPG QUINTILES HOLDCO IV LLC

By:	/s/ Ronald Cami
Name:	Ronald Cami
Title:	Vice President

[Signature Page to Second Amended and Restated Registration Rights Agreement]

3i US GROWTH HEALTHCARE FUND 2008 L.P.

By:	3i CORPORATION
Its:	Manager

By:	/s/ Ken Hanau
Name:	Ken Hanau
Title:	Director

3i U.S. GROWTH PARTNERS L.P.

By:	3i CORPORATION
Its:	Manager

By:	/s/ Ken Hanau
Name:	Ken Hanau
Title:	Director

/s/ Ken Hanau
A duly authorised representative of
3i Corporation in its capacity as manager of 3i Growth Capital (USA) M L.P.

/s/ Ken Hanau
A duly authorised representative of
3i Corporation in its capacity as manager of 3i Growth Capital (USA) D L.P.

/s/ Ken Hanau
A duly authorised representative of
3i Corporation in its capacity as manager of 3i Growth Capital (USA) E L.P.

/s/ Ken Hanau
A duly authorised representative of
3i Corporation in its capacity as manager of 3i Growth Capital (USA) P L.P.

[Signature Page to Second Amended and Restated Registration Rights Agreement]

Solely for purposes of consenting to the amendments set forth in this Agreement and acknowledging that they are not “Shareholders” under this Agreement or the Prior Agreement:

AISLING CAPITAL II, L.P.

By:	/s/ Lloyd Appel
Name:	Lloyd Appel
Title:	CFO

PERSEUS-SOROS BIOPHARMACEUTICAL FUND, L.P.

By:	/s/ Lloyd Appel
Name:	Lloyd Appel
Title:	CFO

[Signature Page to Second Amended and Restated Registration Rights Agreement]

EXHIBIT A

Form of Registration Rights Joinder Agreement

Quintiles Transnational Holdings Inc.

4820 Emperor Blvd

Durham, North Carolina 27703

Attention: Board of Directors

Ladies & Gentlemen:

In consideration of the transfer to the undersigned of [describe security being transferred] of Quintiles Transnational Holdings Inc., a North Carolina corporation (the “Company”), the undersigned agrees that, as of the date written below, [he] [she] [it] shall become a party to and a Shareholder under that certain Second Amended and Restated Registration Rights Agreement dated as of May 14, 2013, as such agreement may have been amended from time to time (the “Agreement”), among the Company and the persons named therein, and shall be fully bound by, and subject to, the covenants, terms and conditions of the Agreement as provided under Section 13.6 of the Agreement as though an original party thereto.

Executed as of the      day of             .

SIGNATORY:

Address:

ACKNOWLEDGED AND ACCEPTED:

QUINTILES TRANSNATIONAL HOLDINGS INC.

By:
Name:
Title:

Exh-A 1